UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

Midwest Holding Inc.
(Exact name of registrant as specified in its charter)

NEBRASKA	000-10685	20-0362426
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2900 South 70th Street, Suite 400
Lincoln, Nebraska 68506
(Address of principal executive offices) (Zip Code)

(402) 489-8266
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):\

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 8.01 OTHER EVENTS.

       On June 30, 2014, Midwest Holding Inc. (the “Company”) reconvened its annual meeting of shareholders for 2014 (the “Meeting”) which had been adjourned on June 10, 2014 due to a lack of a quorum.

       At the reconvened Meeting a quorum was achieved as a majority of the Company’s outstanding shares of common stock were represented at the meeting, either in person or by proxy. A summary of the matters voted upon at the Meeting is set forth below.

       (1) Election of Director: The nominees for election to the Board of Directors set forth below were elected by the shareholders by the following vote:

		Against and
		Authority	Abstentions	Broker
Director Nominee	For	Withheld		Non-Votes
Travis Meyer	86.99%	13.01%	N/A	N/A
Rick D. Meyer	87.04%	12.94%	N/A	N/A
Mark A. Oliver	87.88%	12.12%	N/A	N/A
Milton Tenopir	87.54%	12.46%	N/A	N/A
Jim Ballard	88.12%	11.88%	N/A	N/A
Jack Theeler	88.33%	11.67%	N/A	N/A
Les Meyer	87.08%	12.92%	N/A	N/A
John R. Perkins	88.57%	11.43%	N/A	N/A

       (2) Advisory Vote on the Compensation of our Named Executive Officers: The compensation of our named executive officers was approved by the shareholders by the following vote:

For	Against	Abstain	Broker Non-Votes
75.46%	12.48%	12.06%	N/A

       (3) Ratification of Appointment of Independent Registered Public Accounting Firm: The proposal to ratify the appointment of McGladrey LLP as our independent registered public accounting firm was approved by the shareholders by the following vote:

For	Against	Abstain	Broker Non-Votes
87.62%	2.18%	9.20%	N/A

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST HOLDING INC.

	By:	/s/ Mark A. Oliver
	Name:	Mark A. Oliver
Date: July 2, 2014	Title:	Chief Executive Officer